As filed with the Securities and Exchange Commission on August 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-1733461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7628 Thorndike Road Greensboro, North Carolina	27409-9421
(Address of principal executive offices)	(Zip Code)

EMPLOYEE STOCK PURCHASE PLAN OF

RF MICRO DEVICES, INC.

(AS AMENDED AND RESTATED EFFECTIVE AUGUST 16, 2012)

(Full title of plan)

Robert A. Bruggeworth

President and Chief Executive Officer

RF Micro Devices, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(Name and address of agent for service)

(336) 664-1233

(Telephone number, including area code, of agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, no par value	3,000,000 shares	$3.69	$11,070,000	$1,269

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average ($3.69) of the high and low prices of the common stock of RF Micro Devices, Inc., as reported on the NASDAQ Global Select Market on August 10, 2012.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT

TO GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-31037, Registration Statement No. 333-136252 and Registration Statement No. 333-168660, relating to the offer and sale of the Company’s Common Stock under the Employee Stock Purchase Plan of RF Micro Devices, Inc., are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the Commission on May 25, 2012;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the Commission on August 9, 2012;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on April 11, 2012, May 8, 2012, and June 11, 2012;

(d)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 2, 1997 and any amendment or report filed for the purpose of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Articles of Incorporation of RF Micro Devices, Inc., dated July 27, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 1999).

4.2	Articles of Amendment to Articles of Incorporation, dated July 26, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2000).

4.3	Articles of Amendment to Restated Articles of Incorporation, dated August 10, 2001 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2001).

4.4	Bylaws of RF Micro Devices, Inc. (as Amended and Restated through November 8, 2007) (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed November 15, 2007 (File No. 333-147432)).

4.5	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on April 8, 1997 (File No. 333-22625)).

4.6	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 1.00% Convertible Subordinated Notes due April 15, 2014, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.7	Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5)

24	Powers of Attorney (included on the signature page)

99	Employee Stock Purchase Plan of RF Micro Devices, Inc. (As Amended and Restated Effective August 16, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. (the “Company”) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 16th day of August, 2012.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth
	Name:	Robert A. Bruggeworth
	Title:	President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the “Company”), hereby nominates, constitutes and appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the Employee Stock Purchase Plan of RF Micro Devices, Inc. (As Amended and Restated Effective August 16, 2012), and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 16, 2012.

/s/ Robert A. Bruggeworth		/s/ William A. Priddy, Jr.
Name:	Robert A. Bruggeworth	Name:	William A. Priddy, Jr.
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)	Title:	Chief Financial Officer, Corporate Vice President of Administration and Secretary (Principal Financial Officer)

/s/ Barry D. Church		/s/ Walter H. Wilkinson, Jr.
Name:	Barry D. Church	Name:	Walter H. Wilkinson, Jr.
Title:	Vice President and Corporate Controller (Principal Accounting Officer)	Title:	Chairman of the Board of Directors

/s/ Daniel A. DiLeo		/s/ Jeffery R. Gardner
Name:	Daniel A. DiLeo	Name:	Jeffery R. Gardner
Title:	Director	Title:	Director

/s/ John R. Harding		/s/ Masood A. Jabbar
Name:	John R. Harding	Name:	Masood A. Jabbar
Title:	Director	Title:	Director

/s/ Casimir S. Skrzypczak		/s/ Erik H. van der Kaay
Name:	Casimir S. Skrzypczak	Name:	Erik H. van der Kaay
Title:	Director	Title:	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Incorporation of RF Micro Devices, Inc., dated July 27, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 1999).

4.2	Articles of Amendment to Articles of Incorporation, dated July 26, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2000).

4.3	Articles of Amendment to Restated Articles of Incorporation, dated August 10, 2001 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2001).

4.4	Bylaws of RF Micro Devices, Inc. (as Amended and Restated through November 8, 2007) (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed November 15, 2007 (File No. 333-147432)).

4.5	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on April 8, 1997 (File No. 333-22625)).

4.6	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 1.00% Convertible Subordinated Notes due April 15, 2014, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.7	Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5)

24	Powers of Attorney (included on the signature page)

99	Employee Stock Purchase Plan of RF Micro Devices, Inc. (As Amended and Restated Effective August 16, 2012)

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